Exhibit 10.1

Strategic Cooperation Agreement

This Agreement is signed by the following parties on November 5th, 2015, in Beijing.

Party A: KIWA BIO-TECH PRODUCTS GROUP CORPORATION

Representative: Mr. Wei Li

Address: 310 N. Indian Hill Blvd., #702, Claremont, California

Post code: 91711-4611

Party B: Institute of Agricultural Resources and Regional Planning, CAAS

Representative: Mr. Yongchang Wu

Address: No. 12, Zhongguancun South Street, Haidian District, Beijing, P. R. C

Post code: 100081

Common Party B: Institute of Agricultural Economics and Development, CAAS

Representative: Mr. Zhiquan Hu

Address: No. 12, Zhongguancun South Street, Haidian District, Beijing, P. R. C

Post code: 100081

Whereas:

1.	KIWA BIO-TECH PRODUCTS GROUP CORPORATION (hereinafter referred to as “KIWA Bio-Tech”), founded in 2000 and listed on the NASDAQ OCT in the United States in 2003, is a high-tech company focusing on investment in biological and agricultural material field in China. Owing to the concern about China’s agricultural development and the passion for promoting China’s modern agricultural development, KIWA Bio-Tech has established a lasting bio-fertilizer R&D system with China Agricultural University. KIWA Bio-Tech will further develop the modern biological agricultural technology, with the development goal of “link agricultural material to agricultural technology, ally the base and the market, join the information with the brand together” based on the full industry chain of safe agricultural products.

2.	The Institute of Agricultural Resources and Regional Planning, CAAS (hereinafter referred to as “Institute of Resources and Planning”) and its “Spatial Agricultural Planning Method and Application Innovation Team” (hereinafter referred to as “Innovation Team”) have made significant achievements in the fields of China’s grand strategy on food safety, modern agricultural base construction, spatial agricultural planning and innovation, etc.
3.	The Institute of Agricultural Economics and Development, CAAS (hereinafter referred to as “Institute of Agricultural Economics”) and its “Spatial Agricultural Planning Method and Application Innovation Team” (hereinafter referred to as “Innovation Team”) have made significant achievements in the fields of agricultural enterprise management, modern agricultural park and demonstration base construction, as well as rural financial innovation, etc.

Chinese government calls for “popular entrepreneurship and innovation” and launches the Law of the People’s Republic of China on Promoting the Transformation of Scientific and Technological Achievements, thus creating an unprecedented good atmosphere for both parties’ cooperation. Both parties come to the following strategic agreement through consultation in the spirit of pragmatic cooperation:

Article I. Both parties establish strategic cooperation relationship

1.1 KIWA Bio-Tech, the Institute of Resources and Planning and the Institute of Agricultural Economics establish the strategic cooperative partnership and build the “internet + safe agricultural product international cooperation platform” (hereinafter referred to as “Platform”);

1.2 KIWA Bio-Tech will provide the Innovation Team with 1,000,000 Yuan of platform R&D expenses every year in the method agreed on by both parties and other special research fund shall be discussed separately;

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1.3 The Innovation Team shall provide instructional suggestions for KIWA Bio-Tech’s development strategy;

1.4 The Institute of Resources and Planning assigns Mr. Yongchang Wu, chief scientist of the Innovation Team to be the expert director of KIWA Bio-Tech.

Article II Strategic cooperation target

2.1 Both parties will take respective resource advantages to realize industrialization development of the Innovation Team’s achievements gradually on the business basis of KIWA Bio-Tech’s existing biological agricultural industry chain.

2.2 The Innovation Team will help KIWA Bio-Tech to build the ecological safe agricultural product base system in China.

2.3 The Innovation Team will help KIWA Bio-Tech to finish the implementation of the agricultural material e-commerce platform project being purchased by KIWA Bio-Tech.

2.4 KIWA Bio-Tech will transform the technological achievements which are mature in the opinion of the Innovation Team by means of investment, cooperation, etc.

Article III Management and coordination of strategic cooperation relationship

3.1 Both parties shall set up a coordination group relying on the Platform.

3.2 The competent leader of KIWA Bio-Tech, the Institute of Resources and Planning and the Institute of Agricultural Economics will serve as the leader of the group.

3.3 The coordination group shall call up the leaders of both parties to make communication about the cooperation progress or plan regularly.

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Article IV Non-disclosure of technology

Both parties promise to comply with relevant laws of the People’s Republic of China and the United States of America and shall not disclose the data, information, etc. of each party involved in cooperation to third parties without the permission of the other party.

Article V Supplementary provisions

5.1 This Agreement will be valid for three years, starting from November 20, 2015.

5.2 This Agreement will take effect upon signature and stamp of both parties. This Agreement is in quadruplicate, with KIWA Bio-Tech, the Institute of Resources and Planning, the Institute of Agricultural Economics and the Innovation Team holding one copy respectively, and they have equal legal effect.

(The following has no text)

KIWA BIO-TECH PRODUCTS GROUP CORPORATION (stamp)

Authorized representative (signature):

/s/ Wei Li

Date: November 5, 2015

Institute of Agricultural Resources and Regional Planning, CAAS (stamp)

Authorized representative (signature):

/s/ Yongchang Wu

Date: November 5, 2015

Institute of Agricultural Economics and Development, CAAS (stamp)

Authorized representative (signature):

/s/Zhiquan Hu

Date: November 5, 2015

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